Exhibit 10.2

AMENDMENT TO

THE GOLDMAN SACHS AMENDED AND RESTATED STOCK INCENTIVE PLAN

Effective as of December 20, 2012, the Plan is hereby amended such that the fourth sentence of Section 3.15 of the Plan is deleted and replaced in its entirety with the following sentence:

Unless sooner terminated by the Board, the Plan shall terminate on the date of GS Inc.’s 2013 Annual Meeting of Shareholders.